UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 25, 2022

PaxMedica, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-41475	85-0870387
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

303 South Broadway, Suite 125 Tarrytown, NY	10591
(Address of principal executive offices)	(Zip Code)

(914) 987-2876

(Registrant’s telephone number, including area code)

n/a

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	PXMD	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On August 25, 2022, PaxMedica, Inc. (the “Company”) entered into an underwriting agreement with Craft Capital Management LLC and R.F. Lafferty & Co., Inc., as representatives (the “Representatives”) of the several underwriters (the “Underwriters”) in connection with the initial public offering of the Company (the “IPO”). The Underwriting Agreement provides for the offer and sale of 1,545,454 shares of the Company’s common stock (the “Common Stock”) at a price to the public of $5.25 per share (the “Offering”). In connection therewith, the Company agreed to issue 108,181 warrants to purchase shares of Common Stock (the “Representatives’ Warrants”). The Company also granted the Underwriters an option for a period of 45 days to purchase up to an additional 231,818 shares of Common Stock. The Offering is being made pursuant to a Registration Statement on Form S-1 (File No. 333-239676) (the “Registration Statement”), which was declared effective by the Securities and Exchange Commission on August 12, 2022. The terms of the Underwriting Agreement and Representatives’ Warrants are qualified by reference to the full text of the Underwriting Agreement and Representatives’ Warrants, attached hereto as Exhibit 1.1 and Exhibit 4.1, respectively, and are incorporated herein by reference.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On August 30, 2022, PaxMedica, Inc. (the “Company”) filed an amendment (the “Amendment”) to its certificate of incorporation (the “Certificate”) with the Secretary of State of the State of Delaware in connection with the completion of the IPO. As disclosed in the Registration Statement, the Company’s board of directors (the “Board”) and the Company’s stockholders previously approved the Amendment to be filed in connection with, and to be effective upon, the completion of the IPO. The Amendment amends the Company’s Certificate to, among other things: (i) authorize 200,000,000 shares of common stock and (ii) authorize 10,000,000 shares of preferred stock, 500,000 of which are designated as Series X Preferred Stock pursuant to the Certificate of Designations, Preferences and Rights (the “Series X Certificate of Designations”). In connection with the IPO, the Board waived any lock-up restrictions contained in the Series X Certificate of Designations.

The foregoing description of the Amendment is qualified by reference to the Amendment, a copy of which is attached hereto as Exhibit 3.1 and is incorporated herein by reference.

In addition, on August 30, 2022, the amended and restated bylaws of the Company (the “Amended and Restated Bylaws”), previously approved by the Board and the Company’s stockholders, became effective immediately upon the completion of the IPO. The Amended and Restated Bylaws amend and restate the Bylaws in their entirety to, among other things: (i) establish procedures relating to the presentation of stockholder proposals at stockholder meetings; (ii) establish procedures relating to the nomination of directors; and (iii) conform to the Certificate, as amended by the Amendment.

The foregoing description of the Amended and Restated Bylaws is qualified by reference to the Amended and Restated Bylaws, a copy of which is attached hereto as Exhibit 3.2 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

1.1	Underwriting Agreement, dated August 25, 2022, by and among PaxMedica Inc., Craft Capital Management LLC and R.F. Lafferty & Co., Inc.

3.1	Amendment to the Certificate of Incorporation of PaxMedica, Inc.

3.2	Amended and Restated Bylaws of PaxMedica, Inc.

4.1	Form of Representatives’ Warrant.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PaxMedica, Inc.

By:	/s/ Howard J. Weisman
Names:	Howard J. Weisman
Title:	Chief Executive Officer

Date: August 30, 2022